Zumiez Inc. Announces Fiscal 2014 Third Quarter Results

Third Quarter 2014 Sales Increased 11.6% to $213.3 Million; Third Quarter 2014 Diluted EPS Increased 38.5% to $0.54; November 2014 Comparable Sales Increased 6.3%

LYNNWOOD, WA -- (Marketwired - December 04, 2014) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the third quarter ended November 1, 2014.

Total net sales for the third quarter ended November 1, 2014 (13 weeks) increased 11.6% to $213.3 million from $191.1 million in the quarter ended November 2, 2013 (13 weeks). Comparable sales for the thirteen weeks ended November 1, 2014 increased 3.7% on top of a comparable sales increase of 1.5% for the thirteen weeks ended November 2, 2013. Net income in the third quarter of fiscal 2014 increased 32.6% to $15.7 million, or $0.54 per diluted share, compared to net income of $11.9 million, or $0.39 per diluted share, in the third quarter of the prior fiscal year. The results for fiscal 2014 include costs of approximately $0.6 million, or $0.02 per diluted share, for charges associated with the acquisition of Blue Tomato, and the results for fiscal 2013 include costs of $1.7 million for charges associated with the acquisition of Blue Tomato and $1.3 million for the conditional settlement of a previously disclosed California class action wage and hour lawsuit, or $0.07 per diluted share in total.

Total net sales for the nine months (39 weeks) ended November 1, 2014 increased 11.2% to $553.0 million from $497.5 million reported for the nine months (39 weeks) ended November 2, 2013. Comparable sales increased 3.0% for the thirty nine weeks ended November 1, 2014 on top of a comparable sales increase of 0.7% for the thirty nine weeks ended November 2, 2013.

Net income in the first nine months of fiscal 2014 increased 34.5% to $25.7 million, or $0.88 per diluted share, compared to net income for the first nine months of the prior fiscal year of $19.1 million, or $0.63 per diluted share. Results for the first nine months of fiscal 2014 include approximately $1.9 million, or $0.05 per diluted share, for charges associated with the acquisition of Blue Tomato. Results for the first nine months of fiscal 2013 include approximately $6.3 million, or $0.16 per diluted share, for charges associated with the acquisition of Blue Tomato and the conditional settlement of a California class action wage and hour lawsuit.

At November 1, 2014, the Company had cash and current marketable securities of $108.7 million compared to cash and current marketable securities of $94.2 million at November 2, 2013. The increase in cash and current marketable securities is a result of cash generated through operations, partially offset by capital expenditures and stock repurchases.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We delivered double digit earnings growth in the third quarter driven by higher than expected sales along with lower than planned operating expenses. The merchandising, selling and marketing strategies we've implemented across our global platform are resonating with consumers and strengthening our brand position as a leading lifestyle retailer. We are optimistic about our growth prospects this holiday season and more importantly over the long-term."

November 2014 Sales

Total net sales for the four-week period ended November 29, 2014 increased 12.6% to $70.3 million, compared to $62.4 million for the four-week period ended November 30, 2013. The Company's comparable sales increased 6.3% for the four-week period ended November 29, 2014 on top of a comparable sales increase of 1.7% for the four-week period ended November 30, 2013.

Fiscal 2014 Fourth Quarter Outlook

The Company is introducing guidance for the three months ending January 31, 2015. Net sales are projected to be in the range $249 to $251 million resulting in net income per diluted share of approximately $0.69 to $0.72, which includes an estimated $0.6 million, or approximately $0.02 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on an anticipated comparable sales increase in the 3% to 4% range for the fourth quarter of fiscal 2014.

The Company currently intends to open 56 new stores in fiscal 2014, including 7 stores in Canada and 6 stores in Europe.

A conference call will be held today to discuss third quarter fiscal 2014 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (857) 244-7312 followed by the conference identification code of 49051764.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of November 29, 2014 we operated 604 stores, included 552 in the United States, 35 in Canada, and 17 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended August 2, 2014 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                         Three Months Ended
                         -------------------------------------------------

                         November 1,               November 2,
                             2014     % of Sales       2013     % of Sales
                         -----------  ----------   -----------  ----------
Net sales                $   213,341       100.0%  $   191,145       100.0%
Cost of goods sold           135,481        63.5%      120,356        63.0%
                         -----------  ----------   -----------  ----------
Gross profit                  77,860        36.5%       70,789        37.0%

Selling, general and
 administrative expenses      52,885        24.8%       50,111        26.2%
                         -----------  ----------   -----------  ----------
Operating profit              24,975        11.7%       20,678        10.8%

Interest income, net             147         0.1%          171         0.1%
Other income (expense),
 net                            (220)       (0.1%)        (587)       (0.3%)
                         -----------  ----------   -----------  ----------
Earnings before income
 taxes                        24,902        11.7%       20,262        10.6%

Provision for income
 taxes                         9,175         4.3%        8,402         4.4%
                         -----------  ----------   -----------  ----------

Net income               $    15,727         7.4%  $    11,860         6.2%
                         ===========  ==========   ===========  ==========

Basic earnings per share $      0.54               $      0.40
                         ===========               ===========

Diluted earnings per
 share                   $      0.54               $      0.39
                         ===========               ===========

Weighted average shares
 used in computation of
 earnings per share:
  Basic                       28,857                    29,895

  Diluted                     29,147                    30,257

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                          Nine Months Ended
                           -----------------------------------------------

                           November 1,             November 2,
                               2014    % of Sales      2013     % of Sales
                           ----------- ----------  -----------  ----------
Net sales                  $   552,982      100.0% $   497,499       100.0%
Cost of goods sold             363,677       65.8%     323,618        65.0%
                           ----------- ----------  -----------  ----------
Gross profit                   189,305       34.2%     173,881        35.0%

Selling, general and
 administrative expenses       149,012       26.9%     141,339        28.5%
                           ----------- ----------  -----------  ----------
Operating profit                40,293        7.3%      32,542         6.5%

Interest income, net               475        0.0%         544         0.1%
Other income (expense),
 net                                69        0.0%        (907)       (0.1%)
                           ----------- ----------  -----------  ----------
Earnings before income
 taxes                          40,837        7.3%      32,179         6.5%

Provision for income taxes      15,158        2.7%      13,082         2.7%
                           ----------- ----------  -----------  ----------

Net income                 $    25,679        4.6% $    19,097         3.8%
                           =========== ==========  ===========  ==========

Basic earnings per share   $      0.89             $      0.64
                           ===========             ===========

Diluted earnings per share $      0.88             $      0.63
                           ===========             ===========

Weighted average shares
 used in computation of
 earnings per share:
  Basic                         28,832                  29,806

  Diluted                       29,177                  30,240

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                      November 1,   February 1,  November 2,
                                         2014          2014         2013
                                     ------------  ------------ ------------
               Assets                 (Unaudited)                (Unaudited)
Current assets
Cash and cash equivalents            $     13,785  $     19,634 $      5,315
Marketable securities                      94,902        97,521       88,861
Receivables                                14,638        10,294       12,844
Inventories                               133,411        87,182      126,687
Prepaid expenses and other                 12,451        10,021       10,857
Deferred tax assets                         6,828         5,194        5,464
                                     ------------  ------------ ------------
  Total current assets                    276,015       229,846      250,028

Fixed assets, net                         140,364       127,343      129,285
Goodwill                                   60,551        64,195       64,191
Intangible assets, net                     15,047        17,970       18,558
Long-term other assets                      7,595         4,049        3,715
                                     ------------  ------------ ------------
  Total long-term assets                  223,557       213,557      215,749

  Total assets                       $    499,572  $    443,403 $    465,777
                                     ============  ============ ============

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable               $     61,394  $     18,343 $     49,081
Accrued payroll and payroll taxes          10,131        10,581        8,198
Income taxes payable                        3,762         4,696        3,768
Deferred rent and tenant allowances         7,176         6,478        5,760
Other liabilities                          25,357        21,276       21,076
                                     ------------  ------------ ------------
  Total current liabilities               107,820        61,374       87,883

Long-term deferred rent and tenant
 allowances                                43,264        37,658       41,809
Long-term deferred tax liabilities          1,622         4,649        2,984
Long-term debt and other liabilities        2,666         4,068        7,907
                                     ------------  ------------ ------------
  Total long-term liabilities              47,552        46,375       52,700

                                     ------------  ------------ ------------
  Total liabilities                       155,372       107,749      140,583
                                     ------------  ------------ ------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000 shares authorized; none
 issued and outstanding                         -             -            -
Common stock, no par value, 50,000
 shares authorized; 29,225 shares
 issued and outstanding at November
 1, 2014, 29,619 shares issued and
 outstanding at February 1, 2014,
 30,282 shares issued and
 outstanding at November 2, 2013          121,703       114,983      115,595
Accumulated other comprehensive
 income                                    (1,698)        4,710        5,131
Retained earnings                         224,195       215,961      204,468
                                     ------------  ------------ ------------
  Total shareholders' equity              344,200       335,654      325,194
                                     ------------  ------------ ------------

  Total liabilities and
   shareholders' equity              $    499,572  $    443,403 $    465,777
                                     ============  ============ ============

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                     Nine Months Ended
                                               ----------------------------
                                                November 1,    November 2,
                                                    2014           2013
                                               -------------  -------------
Cash flows from operating activities:
Net income                                     $      25,679  $      19,097
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation, amortization and accretion              21,556         19,517
Deferred taxes                                        (4,735)        (2,365)
Stock-based compensation expense                       3,258          4,773
Excess tax benefit from stock-based
 compensation                                           (558)        (1,154)
Other                                                    431          1,228
  Changes in operating assets and liabilities:
    Receivables                                       (4,259)        (3,414)
    Inventories                                      (47,703)       (49,206)
    Prepaid expenses and other                        (5,990)        (2,585)
    Trade accounts payable                            42,971         32,515
    Accrued payroll and payroll taxes                   (377)        (2,831)
    Income taxes payable                              (1,087)        (2,015)
    Deferred rent and tenant allowances                6,355          5,856
    Other liabilities                                 (1,106)         2,247
                                               -------------  -------------
Net cash provided by operating activities             34,435         21,663
                                               -------------  -------------

Cash flows from investing activities:
Additions to fixed assets                            (28,972)       (27,179)
Purchases of marketable securities and other
 investments                                         (74,398)       (78,175)
Sales and maturities of marketable securities
 and other investments                                75,652         73,674
                                               -------------  -------------
Net cash used in investing activities                (27,718)       (31,680)
                                               -------------  -------------

Cash flows from financing activities:
Proceeds from revolving credit facilities              6,056              -
Payments on long-term debt and revolving
 credit facilities                                    (2,874)          (233)
Repurchase of common stock                           (19,557)        (4,310)
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments         3,411          1,308
Excess tax benefit from stock-based
 compensation                                            558          1,154
                                               -------------  -------------
Net cash used in financing activities                (12,406)        (2,081)
                                               -------------  -------------

Effect of exchange rate changes on cash and
 cash equivalents                                       (160)          (166)

Net increase in cash and cash equivalents             (5,849)       (12,264)
  Cash and cash equivalents, beginning of
   period                                             19,634         17,579
                                               -------------  -------------
  Cash and cash equivalents, end of period     $      13,785  $       5,315
                                               =============  =============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes $      20,931  $      17,368
  Accrual for purchases of fixed assets                5,046          5,514

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200